                                            NATIONAL GRID USA COMPANIES'

                                             RETIREMENT SUPPLEMENT PLAN

                                                                                          Executed November 1, 1979
                                                                                           Amended October 12, 1982
                                                                                                  November 23, 1982
                                                                                                      June 21, 1984
                                                                                                       May 27, 1986
                                                                                                      April 1, 1991
                                                                                                  September 1, 1993
                                                                                                                        January 1, 1995
                                                                                                                       December 1, 1995
                                                                                                                           June 1, 1996
                                                                                                 Revised and Restated December 21, 2001

                                                  TABLE OF CONTENTS

                                                      NATIONAL GRID USA COMPANIES

                                             Retirement Supplement Plan

I.       Introduction

1.01     Name.  This Plan shall be known as National Grid USA Companies' Retirement Supplement Plan.

1.02     Purpose.  The purpose of this Plan is to provide an automatic cost of living adjustment to the pensions of the Participants.

1.03     Qualification and Effect.  The Plan amends restates, renames, and constitutes a continuation of the New England Electric
Companies' Retirement Supplement Plan as originally effective November 1, 1979, and as amended from time to time thereafter.  This
Plan is effective as of the date of the consummation of the merger of New England Electric System and National Grid Group plc.

II.      Definitions When used in this Plan, the following words will have the meaning given below:

2.01     Actuarial Value will be determined using (1) the most recent rate used by the actuary for the Qualified Plan in determining the annual SFAS 87 expense for the Qualified Plan and (2) the 83GATT Mortality Table.

2.02     Adjusted Benefit means the product of (a) and (b) below:
         (a)          the Adjusted Benefit or the Initial Adjusted Benefit, as is applicable, for the prior year and
         (b)          the Adjustment Factor.
                      The Adjusted Benefit will be determined as soon as necessary data is available after the beginning of each year.
                      Each year, at the time of the first payment of the Adjusted Benefit, an appropriate retroactive payment will be made to adjust amounts due between January of the current year and the time of the adjustment.

2.03     Adjustment means, for the then current year, (a) less (b) below:
                      (a)  Moody's AAA Corporate Bond rate for the prior year
                      (b)  200 basis points.
                      In no event, however, may the Adjustment exceed the percentage increase, if any, in the Consumer Price Index for the prior year, and in no event may the Adjustment be less than zero.

2.04     Adjustment Factor means (a) plus (b) below:
                      (a)  1.000, and
                      (b)  the Adjustment expressed in decimal form.

2.05     Basic Benefit means, for retirements on or after April 1, 1991, an annual retirement benefit equal to that calculated under the Supplemental Plan without regard to any domestic relations order that would otherwise affect the amount of said benefit.

2.06     Benefits Appeal Committee means the Benefits Appeal Committee established in accordance with the Qualified Plan.

2.07     Change in Control occurs when the conditions set forth in any of the following sections shall have been satisfied:
         (a)      any person or persons in concert obtains Control (as defined in Section 840 of the United Kingdom's Income and
                  Corporation Taxes Act 1988) of National Grid Group plc as a result of making a general offer to acquire shares in
                  National Grid Group plc, or having obtained Control, makes such an offer; or
         (b)      the consummation of the sale or disposition by National Grid Group plc of all or substantially all of the assets of
                  National Grid USA to a non-affiliated entity; or
         (c)      the complete liquidation, dissolution or winding up of National Grid Group plc and/or of National Grid USA.

         A Change in Control shall not be deemed to have occurred if the events referred to above are part of an arrangement ("a
Reorganisation") which will mean that National Grid Group plc and/or National Grid USA will be under the Control of another company or the business of National Grid Group plc is carried on by another company, and the persons who owned the shares in National Grid
Group plc immediately before the Change in Control will immediately afterwards own more than 50% of the shares in that other company.

2.08     CEO means the Chief Executive Officer of National Grid USA.

2.09     Company means National Grid USA Service Company, Inc.

2.10     Initial Adjusted Benefit means the product of (a) and (b) below:
         (a)          The Basic Benefit;
         (b)          the Adjustment Factor.

2.11     A Major Transaction shall be deemed to have occurred if the conditions set forth in any one of the following sections shall have been satisfied:
         (a)      any person becomes bound or entitled to acquire shares in National Grid Group plc under Sections 428 to 430F of the
                  United Kingdom's Companies Act 1985, or a scheme of arrangement or compromise under Section 425 of the United
                  Kingdom's Companies Act 1985 is proposed for National Grid Group plc, or
         (b)      National Grid Group plc's shareholders approve the sale or disposition of all or substantially all of the assets of
                  National Grid Group USA to a non-affiliated entity, or
         (c)      National Grid Group plc passes a resolution for voluntary winding up, or an order is made for the compulsory winding up of National Grid Group plc and/or National Grid USA or
         (d)      The shareholders of National Grid Group plc, approve an event the consummation of which would result in the occurrence of a Change in Control, or
         (e)      The Board adopts a resolution that, for purposes of the Incentive Compensation Plan, a Major Transaction has
                  occurred.

        A Major Transaction shall not be deemed to have occurred if the events referred to above are part of an arrangement ("a Reorganisation") which will mean that National Grid Group plc and/or National Grid USA will be under the Control of another company or the business of National Grid Group plc is carried on by another company, and the persons who owned the shares in National Grid Group plc immediately before the series of transactions are consummated will immediately after consummation own more than 50% of the shares in that other company.

2.12     New England Electric System means the predecessor of National Grid USA.

2.13     Participant means any of those officers of the New England Electric System who (a) participated in this Plan as of February
1, 1991, or (b) were designated as participants in this Plan by the Compensation Committee of the Board of Directors of the New
England Electric System.
National Grid USA.

2.14     Plan means the Retirement Supplement Plan, as amended from time to time.

2.15     Qualified Plan means the National Grid USA Companies'  Final Average Pay Pension Plan, as amended from time to time.

2.16     Qualified Plan Benefit means the annual benefit payable at Retirement on a straight life annuity basis under the terms of the Qualified Plan without regard to any qualified domestic relations order that would otherwise affect the amount of said benefit.

2.17     Retirement means the date on which retirement benefits under the Qualified Plan commence.

2.18     Retirement Income means the monthly benefit for which a Participant is eligible under this Plan.

2.19     Spouse shall have the meaning provided in the Qualified Plan.

2.20     Supplemental Plan means National Grid USA Companies' Executive Supplemental Retirement Plan, as amended from time to time.

2.21     Supplemental Plan Benefit means the annual benefit payable at Retirement on a straight life annuity basis under the terms of the Supplemental Plan without regard to any domestic relations order that would otherwise affect the amount of said benefit.

2.22     Year of Service shall have the meaning provided in the Qualified Plan.

III.     Plan Benefits

3.01     Retirement Benefit

A Participant shall be entitled to receive under this Plan an annual retirement benefit equal to (a) less (b) below:
                      (a)           the Adjusted Benefit for the given year;
                      (b)           the sum of the Qualified Plan Benefit and the Supplemental Plan Benefit.

3.02     Form of Payment
Retirement Income shall be payable in the same form as that elected under the provisions of the Qualified Plan; provided, however, to the extent that the form of benefit was dictated by the terms of a qualified domestic relations order, the form may be that which would have applied (or any form that could have been elected) in the absence of said order.  The annual Retirement Income payment from this Plan shall be adjusted by the actuarial equivalent factor used to reduce retirement benefits under the Qualified Plan, other than reductions for retirement before age 65.

3.03     Spouse's Death Benefit
If a Participant has not had a termination of employment, a Spouse's death benefit shall be payable under this Plan on the same terms as provided in the Supplemental Plan.

IV.      Timing of Payments

4.01     A Participant shall be eligible for benefits under this Plan when and if he or she is eligible for benefits under the
Qualified Plan.  Benefits shall commence on the first anniversary of the date on which the Participant first receives benefits under the Qualified Plan.

V.       Lump Sum Payments

5.01     Dissolution.  In the event of the dissolution, liquidation, or winding up of the business of the Company or National Grid
USA, whether voluntary or involuntary, the Participant shall receive, at the time of such event, a lump sum payment equal to the full amount of the current Actuarial Value of the Participant's benefits under the Plan, unless National Grid USA or National Grid Group plc, as applicable, or their successors, have assumed all the rights, duties and obligations of the Company or National Grid USA hereunder.

5.02     Change in Control.  As a result of the Merger between New England Electric System and National Grid Group plc a Participant
may elect to receive, in lieu of any future benefits hereunder, a lump sum payment equal to the Actuarial Value of the maximum value of said future benefits, less 10%.  Said lump sum payment shall be paid to the Participant no later than 30 days after receipt by the
Company of the Participant's election and any other applicable forms.

         If the Company does not make the aforesaid lump sum payments, National Grid USA will make the payment for the account of the
Company.  If National Grid USA fails to make said payment, then National Grid Group plc will make the payment.

5.03     Notwithstanding any other  provision of this Plan, if (i) theCompany shall fail to make any payment to any Participant when due under this Plan or (ii) the Company shall fail to make any payment to any Participant due under either of National Grid USA
Companies' Deferred Compensation Plan or the Supplemental Plan, the full amount of the current Actuarial Value of the Participant's benefits under this Plan shall be payable immediately to each Participant as a lump-sum.  If the Company shall fail to make a payment as provided in (i) or (ii) due to inadvertence or a good faith delay to permit processing and shall immediately upon discovery of such failure or delay make such payment in full, the original failure to make the payment or payments shall not, for the purposes of this paragraph, be a failure to make a payment.  If the  Company shall, in good faith, contest a claim by a Participant under this
Plan or any of the other above-listed plans, the failure to make the contested payment or payments shall not, for the purpose of this paragraph, be a failure to make a payment.

VI.      Effectuation of Interest

6.01     In the event it should become impossible for the Company, the Benefits Appeal Committee, or National Grid USA to perform any act required by this Plan, the Company, the Benefits Appeal Committee, or National Grid USA may perform such other act as it in good faith determines will most nearly carry out the intent and purpose of this Plan.

VII.     Administration and Claims

7.01     The Benefits Appeal Committee shall have for this Plan the same duties, including, but not limited to, the procedures for denied claims, as the Benefits Committee and the Benefits Appeal Committee have for the Qualified Plan.

VIII.    Liability for Acts

8.01     No officer or employee of the Company or member or officer of the Benefits Appeal Committee, shall be personally liable for any error of omission or commission unless such error results from such individual's own gross negligence, willful misconduct, or lack of good faith; nor shall said individuals be personally liable for any act of gross negligence, willful misconduct, or lack of good faith of any other individual.

IX.      Indemnity

9.01     The CEO and any other employee who has assisted the Benefits Appeal Committee or the Company in administering this Plan, and the members, and officers of the Benefits Appeal Committee shall be indemnified by the Company against any and all liabilities, damages, costs and expenses (including attorneys' fees) occasioned by any act or omission to act in connection with this Plan, as long as such acts or omission to act are in good faith.

X.       Government Regulations

10.01    It is intended that this Plan will comply with all applicable laws and governmental regulations, and neither the Company nor
National Grid USA shall be obligated to perform an obligation hereunder in any case where, in the opinion of the Company's counsel, such performance would result in violation of any law or regulation.

XI.      Nonassignment

11.01    To the fullest extent permitted by law, no benefit under this Plan, nor any other interest hereunder of any Participant, spouse  or contingent annuitant, shall be assignable, transferable, or subject to sale, mortgage pledge, hypothecation, commutation, anticipation, garnishment, attachment, execution or levy of any kind, except to the extent of a court ordered domestic relations assignment.

XII.     Provisions of Benefits

12.01    This Plan will be unfunded.  Benefits will be paid from the operating revenues of the Company.  The Company shall not be required to set aside or segregate any assets of any kind to meet any obligations under this Plan.  A Participant's rights to benefits under this Plan shall be those of an unsecured, general creditor of the Company.

XIII.    Vesting

13.01    A Participant's accrued benefits shall be 100% vested after 60 months of participation in this Plan.

13.02    If a Participant should become totally and permanently disabled or die, prior to the completion of 60 months of participation in this Plan, the Participant or the Participant's Spouse shall be entitled to receive a prorated benefit derived by multiplying the full benefit, otherwise payable but for the passage of time under this Plan, by the quotient obtained by dividing the months of participation by sixty.

XIV.     Amendment or Discontinuance

14.01    The CEO may amend or discontinue this Plan at any time; provided, no modification shall reduce a benefit which at the time of such amendment or discontinuance a Participant was eligible to receive upon Retirement under this Plan-; and provided further, no amendment or discontinuance in any manner adverse to a Participant with respect to benefit formula or optional form of payment may be made for (1) a three year period ending on March 22, 2003 and (2) for three years following a Change in Control or Major Transaction.

XV.      Effective Date

15.01    This Amendment is effective  as of the date of the consummation of the merger of New England Electric System and National
Grid Group plc.

XVI.     No Implied Rights.

16.01    Neither this Plan nor the making of payments or purchases of insurance by the Company shall be construed to create any obligation upon the Company to continue this Plan.

XVII.    Copy of Plan.

17.01    An executed copy of this Plan shall be available for inspection by a Participant or other person entitled to benefits under this Plan at reasonable times, by request through the Benefits Appeal Committee.

XVIII.   Separability.

18.01    If any term or provision of this Plan, as presently in effect or as amended from time to time, or the application thereof to any payments or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Plan and the application of such term or provision to payments or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term or provision of this Plan shall be valid and enforced to the fullest extent permitted by law.

XIX.     Governing Law.

19.01    Except as otherwise required by law, this Plan and all matters arising thereunder shall be governed by the laws of The
Commonwealth of Massachusetts.

XX.      Effective Date.

20.1     This amendment and restatement shall be effective as of April 1, 2000.

This Plan is hereby amended and adopted acknowledging that such amendment and restatement took effect as of April 1, 2000.

                                            ______________________________________
                                            Chief Executive Officer National Grid USA
                                            Date
                                            Board of National Grid USA